As filed with the Securities and Exchange Commission on February 21, 2025

File No. 333-282177

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHOICEONE FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	6022 (Primary Standard Industrial Classification Code Number)	38-2659066 (IRS Employer Identification Number)

109 East Division

Sparta, Michigan 49345
(616) 887-7366
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Kelly J. Potes Chief Executive Officer 109 East Division Sparta, Michigan 49345 (616) 887-7366

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Charlie Goode	Mark Ryerson
Warner Norcross + Judd LLP	Dickinson Wright, PLLC
150 Ottawa Avenue NW, Suite 1500	55 West Monroe, Suite 1200
Grand Rapids, Michigan 49503-2487	Chicago IL, 60603
(616) 752-2000	(312) 641-0060

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-282177

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐      Accelerated filer ☑  Non-accelerated filer ☐ Smaller reporting company ☑ Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)                ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)      ☐

This registration statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-282177) (the “Prior Registration Statement”), which was declared effective on October 18, 2024, ChoiceOne Financial Services, Inc., a Michigan corporation (“ChoiceOne”) registered an aggregate of 6,068,256 shares of its common stock, no par value (“Common Stock”) and paid an aggregate fee of $25,609.66. ChoiceOne is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, solely to register an additional 2,800 shares of Common Stock for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of July 25, 2024, by and between ChoiceOne and Fentura Financial, Inc., a Michigan corporation (“Fentura”), related to additional shares of Fentura common stock issued since the date of the merger agreement.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement and filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Sparta, State of Michigan, on February 21, 2025.

ChoiceOne Financial Services, Inc.

By:	/s/ Kelly Potes	February 21, 2025
Kelly J. Potes Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Kelly Potes	Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2025
Kelly J. Potes

/s/ Adom J. Greenland	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 21, 2025
Adom J. Greenland

* /s/ Jack G. Hendon	Chairman of the Board and Director	February 21, 2025
Jack G. Hendon

*/s/ Greg L. Armock	Director	February 21, 2025
Greg L. Armock

* /s/ Keith D. Brophy	Director	February 21, 2025
Keith D. Brophy

* /s/ Michael J. Burke, Jr.	President and Director	February 21, 2025
Michael J. Burke, Jr.

* /s/ Harold J. Burns	Director	February 21, 2025
Harold J. Burns

* /s/ Eric E. Burrough	Director	February 21, 2025
Eric E. Burrough

* /s/ Curt E. Coulter	Director	February 21, 2025
Curt E. Coulter

* /s/ Bruce John Essex, Jr.	Director	February 21, 2025
Bruce John Essex, Jr.

* /s/ Gregory A. McConnell	Director	February 21, 2025
Gregory A. McConnell

* /s/ Bradley F. McGinnis	Director	February 21, 2025
Bradley F. McGinnis

* /s/ Roxanne M. Page	Director	February 21, 2025
Roxanne M. Page

* /s/ Michelle M. Wendling	Director	February 21, 2025
Michelle M. Wendling

*By /s/ Kelly Potes
Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Document
5	Opinion of Warner Norcross + Judd LLP.
23.1	Consent of Warner Norcross + Judd LLP (included in Exhibit 5 and here incorporated by reference).
23.2	Consent of Plante & Moran, PLLC.
23.3	Consent of Rehmann Robson, LLC.
24	Powers of Attorney. Previously filed as Exhibit 24 to ChoiceOne’s Registration Statement on Form S-4 (File No. 333-282177), as amended, initially filed with the Securities and Exchange Commission on September 17, 2024. Here incorporated by reference.
107	Filing Fee Table